UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2021

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive
Suite 1000
Chicago
Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)
(312)	696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CENX	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On May 17, 2021, Century Aluminum Company (the “Company”) announced that Jesse Gary, currently the Company’s Executive Vice President, Chief Operating Officer and General Counsel, has been appointed President and Chief Executive Officer of the Company, effective as of July 1, 2021. Mr. Gary has also been appointed to the Company’s Board of Directors (the “Board”), effective as of the same date.

Mr. Gary, age 41, will succeed Michael Bless, who will step down as President and Chief Executive Officer of the Company effective June 30, 2021, but will remain with the Company through March 31, 2022 to support the leadership transition. Mr. Bless will also resign as a member of the Board effective June 30, 2021.

Mr. Gary joined the Company in 2010 as Associate General Counsel and was promoted to Executive Vice President, General Counsel and Secretary in February 2013. He has served as Executive Vice President, Chief Operating Officer, General Counsel and Secretary of the Company since April 2019. Prior to joining Century, Mr. Gary practiced law at Wachtell, Lipton, Rosen & Katz in New York.

There is no arrangement or understanding between Mr. Gary and any other person pursuant to which he was appointed Chief Executive Officer and director. Mr. Bless’s decision to resign from the Board was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Offer Letter with Mr. Jesse Gary

In connection with Mr. Gary’s appointment as President and Chief Executive Officer, the Company entered into an offer letter (the “Offer Letter”) with Mr. Gary on May 17, 2021. Under the terms of the Offer Letter, effective July 1, 2021, Mr. Gary’s annual base salary will be $850,000, his target award opportunity under the Company’s Annual Incentive Plan (the “AIP”) will be 100% of his base salary, and his target award payout under the Company’s Long Term Incentive Plan (the “LTIP”) will be 295% of his base salary. Mr. Gary’s current 2021 AIP award opportunity will increase to 100% and will be prorated based on his pre- and post-July 1, 2021 service and salary, and he will receive an additional 2021-2023 LTIP award to reflect his increased salary and the increased 295% target payout, prorated based on his service before and after May 17, 2021. In addition, Mr. Gary will be awarded a promotion bonus consisting of a cash bonus of $6,000,000, which will vest and be payable in installments of 50% on July 1, 2022, 30% on July 1, 2023 and 20% on July 1, 2024, and a one-time time Time-Vesting Share Unit (“TVSU”) award under the LTIP valued at $2,000,000, which will vest and be settled in shares of common stock in the same installment percentages and on the same vesting and payment dates as the cash bonus. Payment of the cash bonus and settlement of the TVSUs will be subject to Mr. Gary’s continued employment with the Company on each of the applicable vesting and payment dates; however, (i) if Mr. Gary’s employment terminates due to his disability, termination by the Company without cause, or termination by Mr. Gary for good reason (each within the meaning of the Company’s Form of TVSU Award Agreement) any remaining bonus will continue to vest and become payable on the applicable specified vesting dates, or (ii) if Mr. Gary’s employment terminates due to his death, any remaining bonus will be paid and settled as soon as administratively practical thereafter. In the event Mr. Gary’s employment is terminated by the Company without cause or by Mr. Gary for good reason following a change in control (within the meaning of the Form TVSU Agreement), then the promotion bonus will immediately vest and become payable in full on the date of such termination. Mr. Gary will be named a Tier I participant in the Company’s Executive Severance Plan. His minimum stock ownership level under the Company’s Stock Ownership Guidelines will increase to 150,000.

The foregoing description of the terms and conditions of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Retirement and Transition Agreement with Mr. Michael Bless

In connection with Mr. Bless’s retirement, the Company and Mr. Bless entered into a Retirement and Transition Agreement on May 17, 2021 (the “Transition Agreement”), setting forth the terms on which he will provide transition support following his resignation as President and Chief Executive Officer. The Transition Agreement provides that Mr. Bless will resign from his position as President and Chief Executive Officer and as a member of the Board effective June 30, 2021. Thereafter he will continue as a non-executive employee in the position of Special Advisor to the CEO and the Board for a transition period until his retirement on March 31, 2022. During this transition period, Mr. Bless will receive an annual base salary of $300,000 and will remain eligible to participate in the Company’s employee benefit plans on the same terms as other non-executive employees. Mr. Bless’s outstanding AIP and LTIP awards will continue to be treated in accordance with their terms, but he will not be eligible for new awards under the AIP or the LTIP. During the transition period the Company may terminate Mr. Bless’s employment only for cause. If Mr. Bless’s employment is terminated prior to the transition period, he will be entitled to compensation and benefits in accordance with the Company’s Amended and Restated Executive Severance Plan. If his employment is terminated during the transition period, he will be entitled only to his salary under the Transition Agreement until the termination date and any outstanding AIP and LTIP awards will be treated in accordance with their terms. Pursuant to the Transition Agreement, the Company and Mr. Bless have also entered into a Confidentiality and Restrictive Covenants Agreement under which Mr. Bless has agreed to perpetual nondisclosure and nondisparagement covenants and covenants concerning noncompetition and nonsolicitation of employees, consultants, customers, clients, vendors and suppliers of the Company, each of which apply during the transition period and for eighteen months thereafter. In addition, Mr. Bless’s employment during the transition period is subject to his execution of releases of claims in favor of the Company.

The foregoing description of the terms and conditions of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 17, 2021, the Company issued a press release announcing the Chief Executive Officer transition described above. A copy of the Company’s press release is furnished with this report as Exhibit 99.1.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Jesse E. Gary Offer Letter, dated May 17, 2021
10.2	Retirement and Transition Agreement, dated May 17, 2021, between Century Aluminum Company and Michael A. Bless
99.1	Press Release, dated May 17, 2021, issued by Century Aluminum Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	May 17, 2021	By:	/s/ Jesse E. Gary
			Name:	Jesse E. Gary
			Title:	Executive Vice President, Chief Operating Officer, General Counsel and Secretary